EXHIBIT 99.1

Fusion Closes on $22.5 Million Financings

NEW YORK, November 2, 2012 - - Fusion Telecommunications International, Inc. (OTCQB: FSNN), an emerging leader in the Unified Communications and cloud services market, today announced that it has closed on $22.5 million of financings, composed of $6.03 million in equity, and $16.5 million in term debt.

Fusion raised $6,027,750 through a private placement of investment units consisting of Convertible Preferred Securities and Warrants to accredited investors, including members of Fusion’s Board of Directors and members of its Advisory Board. Bradley Woods & Co. served as lead manager, with The Laidlaw Group and Hunter Wise Financial Group participating as co-managers. In addition to the capital raised in the offering, Matthew Rosen, Fusion’s Chief Executive Officer and Marvin Rosen, Fusion’s Chairman, exchanged $824,000 of Company obligations for the same investment units sold in the private placement.

Fusion also raised $16.5 million through the issuance of 5-year senior notes to Praesidian Capital and Plexus Capital.

Net proceeds from these financings will be used by the Company to fund its contemporaneous acquisition of Network Billing Systems, LLC (“NBS”), advance sales and marketing efforts and for general corporate purposes. NBS is a leading Unified Communications and cloud services provider that generated approximately $26.5 million in revenue in 2011, 95% of which was monthly recurring and contracted, and $4.9 million in adjusted EBITDA.

“The strong support we received in the financing from new and existing shareholders, our management, Directors, Advisory Board members, and from financial partners like Praesidian Capital and Plexus Capital, reaffirms our confidence that we have the right strategy for growth,” said Matthew Rosen, Fusion’s Chief Executive Officer. “This financing helps us implement our growth strategy, which includes expanding our cloud services portfolio, concentrating on selling solutions into specific vertical markets such as healthcare, and pursuing accretive acquisitions. Together with NBS and their strong management team, extensive network and advanced infrastructure, we expect to generate positive Adjusted EBITDA in the beginning of 2013, and to accelerate the pace of our revenue growth, both organically and through additional targeted acquisitions,” continued Mr. Rosen.

Commenting on the transaction, Glenn C. Harrison, Managing Director of Praesidian, said, “We have gotten to know the talented management teams of Fusion and NBS very well and have found them to be both innovative and experienced. We are impressed with their shared culture and vision.  We believe that they have developed a winning strategy and plan, and are confident that the combined company is well positioned to become a leader in the Unified Communications and cloud services industry.”

Expanding on Mr. Harrison’s comments, Mike Becker, co-founder and Partner of Plexus, said, “We believe this financing strongly reflects our mission to build mutually beneficial long term relationships. We are delighted to participate in the newly combined company’s plans for profitability and growth.”

Further details of the equity financing are contained in Fusion’s Current Report on Form 8-K filed with the SEC on October 26, 2012.

Use of Non-GAAP Financial Measurements:

The Company believes that EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization) is useful to investors because it is commonly used in the communications industry to evaluate companies on the basis of operating performance and leverage. The Company also believes that EBITDA provides investors with a measure of the Company's operational and financial progress that corresponds with the measurements used by management as a basis for allocating resources and making other operating decisions. Adjusted EBITDA provides an adjusted view of EBITDA that takes into account certain significant non-recurring transactions, if any, such as impairment losses and professional fees associated with pending acquisitions, which vary significantly between periods and are not recurring in nature, as well as certain recurring non-cash charges such as stock-based compensation.  Although the Company uses adjusted EBITDA as one of several financial measures to assess its operating performance, its use is limited as it excludes certain significant operating expenses. EBITDA and adjusted EBITDA are not intended to represent cash flows for the period presented, nor have they been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

 About Fusion

Fusion is a leading edge Unified Communications and cloud services provider delivering a full suite of advanced communications solutions to customers across the United States and in countries around the world. Fusion’s advanced, high availability service platform enables the integration of leading edge products and services in the cloud, including voice, data, managed network services, cloud computing, storage, data center services and security.  Our solutions are customized to serve the unique needs of specialized vertical markets, which a strong focus on HIPAA-compliant solutions for the healthcare industry.  Fusion’s innovative yet proven cloud-based solutions lower our customers’ cost of ownership, and deliver new levels of security, flexibility, scalability and speed of deployment.  For more information, please visit www.fusiontel.com.

About Praesidian

Praesidian Capital partners with small and mid-sized businesses by providing private debt capital. With a focus on its core competency in mezzanine financing, Praesidian invests in established, historically profitable companies often in connection with a management/leveraged buyout, recapitalization or refinancing. Based in New York City, Praesidian manages more than $700 million in committed capital. For more information, visit www.praesidian.com.

About Plexus

With offices in Charlotte and Raleigh, North Carolina, Plexus manages $255 million and invests in middle market, high growth companies located in the United States.  Plexus’ capital is most often used to fund growth, acquisitions, leveraged buyouts, management buyouts, and stock repurchases.  Prospective portfolio companies have strong management teams, positive cash flow, large market opportunities, and need capital to execute their business plans.

Forward Looking Statements:

Statements in this press release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may”, “expect”, “anticipate”, “intend”, “estimate” or “continue” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding the Company’s business. The primary risk of the Company is its ability to raise new and continued capital to execute its comprehensive business strategy. There may be additional risks associated with the integration of businesses following an acquisition, concentration of revenue from one source, competitors with broader product lines and greater resources, emergence into new markets, the termination of any of the Company’s significant contracts or partnerships, the Company’s ability to comply with its senior debt agreements, the Company’s inability to maintain working capital requirements to fund future operations or the Company’s ability to attract and retain highly qualified management, technical and sales personnel and the other factors identified by us from time to time in the Company’s filings with the Securities and Exchange Commission, which are available through http://www.sec.gov.  However, the risks included should not be assumed to be the only things that could affect future performance. We may, among other things, also be subject to service disruptions, delays in collections, or facilities closures caused by potential or actual acts of terrorism or government security concerns.

Fusion

Laura Nadal, 212-389-9720

lnadal@fusiontel.com

or

Hayden IR, for Fusion

James Carbonara, 646-755-7412

james@haydenir.com